EXHIBIT  4.11  FORM  OF  WARRANT  DECEMBER  31,  2002

                       SHARE PURCHASE WARRANT CERTIFICATE

                               (NON-TRANSFERABLE)

                                                                      No. [Seq.]
                                                                      ----------

WARRANTS  FOR  UP  TO  [NUMBER]  COMMON  SHARES


                       STOCKGROUP INFORMATION SYSTEMS INC.
                       -----------------------------------
             (Incorporated under the laws of the State of Colorado)


WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MAY 1, 2003. UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MAY 1, 2003.

THE WARANTS REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT")
    ------------------------------------
OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT.

IN ADDITION, THE SECURITIES ACQUIRED UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND TRANSFER OF SUCH IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REISTRATION. IN ADDITION, HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY ARE NON-TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (PACIFIC STANDARD TIME) ON DECEMBER 31, 2003.

THIS IS TO CERTIFY THAT, for value received, [FULL NAME OF HOLDER] (the "Holder"), of [full address], is entitled to purchase up to a total of [NUMBER]
                                                                        --------
fully paid and non-assessable common shares of no par value (each a "Share") of STOCKGROUP INFORMATION SYSTEMS INC. (the "Company") at a purchase price of U.S.
------------------------------------
$0.22 per Share if subscribed for at any time prior to 4:30 p.m. (Pacific Standard Time), on DECEMBER 31, 2003 (the "Time of Expiry").

1. The aforesaid right to purchase Shares may be exercised by the Holder at any time and from time to time prior to the Time of Expiry by (i) duly completing in the manner indicated and executing the subscription form attached hereto, (ii) surrendering this Warrant to the Company at its principal office in Vancouver, British Columbia, and (iii) paying the appropriate purchase price for the Shares subscribed for either in cash or by certified cheque or money order payable at par to the order of the Company. Upon said surrender and payment, the Company will issue to the Holder of the subscription form the number of Shares subscribed for and said Holder will become a shareholder or shareholders of the Company in respect of the Shares as of the date of such surrender and payment. Subject to the terms and conditions of this Warrant, the Company will, as soon as practicable after said surrender and payment, mail to the person or persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the Shares subscribed for. If the Holder of this Warrant subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant, the Holder shall be entitled to receive a further Warrant, without charge, in respect of Shares not subscribed for.

2. The Holder of this Warrant may surrender this Warrant to the Company at its principal office in Vancouver, British Columbia, in exchange for new certificates representing this Warrant entitling the bearer to purchase in the aggregate the same number of Shares referred to in this Warrant.

3. The Holder hereof and the Company, by acceptance and issuance of this Warrant, agree that this Warrant and all rights hereunder may not be transferred or assigned.

4. Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Time of Expiry, and from and after such time this Warrant and all rights hereunder shall be void and of no value.

5. This Warrant shall not constitute the Holder a member of the Company.

6. This Warrant is also subject to the terms and conditions which are attached to this Warrant as Schedule "A".

7.          Time  shall  be  of  the  essence  hereof.


IN WITNESS WHEREOF STOCKGROUP INFORMATION SYSTEMS INC. has caused its common seal to be affixed and this Warrant to be signed by its authorized representative effective this 31st day of December, 2002.

          Signed  by:

                    STOCKGROUP  INFORMATION  SYSTEMS  INC.
                    --------------------------------------
          (c/s)
                    Per:
                           -----------------------------------
                                  Authorized  Signatory

                              FORM OF SUBSCRIPTION
                              --------------------



To:          STOCKGROUP  INFORMATION  SYSTEMS  INC.



The undersigned holder of the attached Warrant hereby subscribes for _______________ Shares of STOCKGROUP INFORMATION SYSTEMS INC. (the "Company") pursuant to the attached Warrant at a purchase price of U.S. $0.22 per Share if subscribed for on or before 4:30 p.m. (Pacific Standard Time) on DECEMBER 31, 2003, (or such number of other Shares or securities to which such subscription entitles it in lieu thereof or in addition thereto under the terms and conditions mentioned in the within Warrant) on the terms specified in the said Warrant. This subscription is accompanied by cash or a certified cheque or money order payable to or to the order of the Company for the whole amount of the purchase price of the said Shares.

The  undersigned  hereby  directs that the said Shares be registered as follows:


     Name  in  Full                      Address             Number  of  Shares
     --------------                      -------             ------------------

---------------------------   ---------------------------   --------------------

---------------------------   ---------------------------   --------------------

---------------------------   ---------------------------   --------------------

---------------------------   ---------------------------   --------------------

                                   Total:
        ------------------         ------


DATED  this  _____  day  of  _____________,  _________.


In  the  presence  of:


-----------------------------  ----------------------------------------------
Signature  of  Witness                 Signature  of  Warrant  Holder
                              (Authorized  Signatory  if  not  an  individual)

-----------------------------  ----------------------------------------------
Name and address of Witness          If Warrant Holder is not an individual,
                                     name and  title of Authorized Signatory

          Please  print  below  your  name  and  address  in  full:


Name:                   --------------------------------------

Address:                --------------------------------------

                        --------------------------------------

                        --------------------------------------

                                  SCHEDULE "A"
                                  ------------



                              TERMS AND CONDITIONS
                              --------------------

                                       OF
                                       --

                                    WARRANTS
                                    --------



These are the Terms and Conditions which are attached to the Warrants issued by STOCKGROUP INFORMATION SYSTEMS INC.



                          ARTICLE ONE - INTERPRETATION
                          ----------------------------


Section  1.01  -  Definitions
                  -----------


In these Terms and Conditions, unless there is something in the subject matter or context inconsistent:

     (a) "Company" means Stockgroup Information Systems Inc. or any successor company referred to in Article 7;

     (b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

     (c) "Current Market Price" of the shares at any date means the closing price for such shares for the trading day immediately prior to such date on the TSX Venture Exchange (or if there is not a closing price on such date, the average of the bid and ask prices) or, if on such date the shares are not listed on the TSX Venture Exchange, on such stock exchange or over-the-counter market upon which the shares are listed or quoted;

     (d) "Director" means a director of the Company for the time being, and reference, without more, to action by the directors of the Company shall mean action taken by the directors of the Company as a board, or whenever duly empowered, action by an executive committee of the board;

     (e) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article" or "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

     (f) "Issuance Date" means that date on which the Company issued the attached Warrants;

     (g) "person" means an individual, company, partnership, trustee or any unincorporated organization, and any words importing persons have a similar meaning;

     (h) "shares" means the no par value common shares in the capital of the Company as constituted at the Issuance Date and any shares resulting from any subdivision or consolidation of the shares;

     (i) "Time of Expiry" means 4:30 p.m. (Pacific Standard Time) on December 31, 2003;

     (j) "Warrants" means the Warrants of the Company issued and presently authorized, as set out in Section 2.01 and for the time being outstanding, and any other warrants made subject to these Terms and Conditions;

     (k) "Warrant Holders" or "Holders" means the bearers of the Warrants for the time being; and

     (l) "Warrant Holders' Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 25% of the aggregate number of shares which could be purchased pursuant to all the Warrants outstanding for the time being, requesting the Company to take some action or proceeding.


Section  1.02  -  Gender  and  Number
                  -------------------

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.


Section  1.03  -  Interpretation  Not  Affected  by  Headings
                  -------------------------------------------

The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.


Section  1.04  -  Currency
                  --------

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

Section  1.05  -  Applicable  Law
                  ---------------

The Warrants will be construed in accordance with the laws of British Columbia and will be treated in all respects as British Columbia contracts.



                         ARTICLE TWO - ISSUE OF WARRANTS
                         -------------------------------


Section  2.01  -  Issue  of  Warrants
                  -------------------

Warrants entitling the Holders thereof to purchase an aggregate of up to 25,000 shares are authorized to be issued by the Company on the basis of an issue of 25,000 Warrants where one Warrant is required to purchase one share of the Company.


Section  2.02  -  Additional  Warrants
                  --------------------

Nothing contained herein shall preclude the Company from time to time to make further equity or debt offerings and sell additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.


Section  2.03  -  Issue  in  Substitution  for  Lost  Warrants
                  --------------------------------------------

     (a) Subject to Section 2.03(b), if a Warrant is mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant will be entitled to the benefit of these Terms and Conditions and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

     (b) The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft, furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen, as will be satisfactory to the Company in its discretion, and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection with such issuance of a new Warrant.

Section  2.04  -  Warrant  Holder  Not  a  Shareholder
                  ------------------------------------

The holding of a Warrant will not constitute the Holder a member of the Company, nor entitle him to any right or interest except as expressly provided in the Warrant and herein.



                     ARTICLE THREE - OWNERSHIP AND TRANSFER
                     --------------------------------------


Section  3.01  -  Exchange  of  Warrants
                  ----------------------

     (a) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry, entitling the Holder to purchase an equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

     (b) Warrants may be exchanged only at the office of the Company and any Warrants tendered for exchange will be surrendered to the Company and cancelled.

     (c) On exchange of Warrants, the Company, except as otherwise herein provided, may charge a sum not exceeding $10.00 for each new Warrant issued, and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.


Section  3.02  -  Ownership  of  Warrants
                  -----------------------

     (a) The Company may deem and treat the registered holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.

     (b) The registered holder of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder and all persons may act accordingly, and the receipt of any such bearer for the shares will be a good discharge to the Company for the same and the Company will be bound to enquire into the title of any such bearer.

Section  3.03  -  Transfer  of  Warrants
                  ----------------------

The  Warrants  are  non-transferable.



                       ARTICLE FOUR - EXERCISE OF WARRANTS
                       -----------------------------------

Section  4.01  -  Method  of  Exercise  of  Warrants
                  ----------------------------------

The right to purchase shares conferred by the Warrants may be exercised, before the Time of Expiry, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque or money order payable to or to the order of the Company, in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States, to the Company at its principal office in the City of Vancouver.


Section  4.02  -  Effect  of  Exercise  of  Warrants
                  ----------------------------------

As soon as practicable after surrender and payment, and subject to the terms and conditions set forth herein, the Company will cause to be delivered to the person or persons in whose name or names the shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered. Upon issuance, such person or persons shall be deemed to have become the holder or holders of record of such shares on the date of surrender and payment.


Section  4.03  -  Subscription  for  Less  than  Entitlement
                  ------------------------------------------

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered
Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Company will issue, without charge, a new Warrant in respect of the balance of the shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section  4.04  -  Warrants  for  Fractions  of  Shares
                  ------------------------------------

No fractional shares shall be issued upon exercise of the Warrants. If any fractional interest in a share would, except for the provisions of the first sentence of this Section 4.04, be deliverable upon the exercise of a Warrant, the number of shares to be issued to the Warrant Holder upon exercise of the Warrant shall be rounded up to the next whole number.


Section  4.05  -  Expiration  of  Warrants
                  ------------------------

After the Time of Expiry all rights attaching to the Warrants will wholly cease and terminate and the Warrants will be void and of no effect.


Section  4.06  -  Exercise  Price
                  ---------------

The price per share which must be paid to exercise a Warrant (the "Exercise Price") is as set forth on the face of the Warrant certificate, subject to adjustment as provided for herein.


Section  4.07  -  Adjustment  of  Number  of  Shares
                  ----------------------------------

     (1) The number of shares deliverable upon the exercise of the Warrants will be subject to adjustment from time to time as follows:

          (a) if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall:

               (i) subdivide, redivide or change its outstanding shares into a greater number of shares;

               (ii) reduce, combine or consolidate its outstanding shares into a smaller  number  of  shares;  or

               (iii)  issue shares to all or substantially all of the holders of shares by way of a stock distribution (other than the issue of shares to holders of shares as dividends by way of stock dividend in lieu of a cash dividend paid in the ordinary course or pursuant to any dividend reinvestment plan of the Company in force from time to time);

               the number of shares obtainable under each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination, consolidation or stock dividend by multiplying the number of shares theretofore obtainable on the exercise of the Warrants by a fraction of which the numerator shall be the total number of shares outstanding immediately after such date and the denominator shall be the total number of shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

          (b) if and whenever, at any time from the Issuance Date and prior to the Time of Expiry, there is a reclassification of the shares or a capital reorganization of the Company other than as described in subsection 4.07(1)(a) or a consolidation, amalgamation, merger, arrangement or other form of business combination of the Company with or into any other body corporate, trust, partnership or other entity, or a sale, lease, exchange or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrant Holder who has not exercised its right of acquisition, as at the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of shares such Warrant Holder would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrant Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrant Holder had been the registered holder of the number of shares to which such Warrant Holder was theretofore entitled upon such exercise;

          (c) if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase shares (or securities convertible into or exchangeable for shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such case, the number of shares obtainable under a Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the number of shares theretofore obtainable on the exercise of a Warrant in effect on such record date by a fraction, of which the denominator shall be the total number of shares outstanding on such record date plus a number of shares equal to the number arrived at by dividing the aggregate price of the total number of additional shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of shares outstanding on such record date plus the total number of additional shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the number of shares obtainable upon exercise of the Warrants will then be readjusted to the number of shares obtainable upon exercise of the Warrants which would then be in effect if such record date had not been fixed or to the number of shares obtainable upon exercise of the Warrants which would then be in effect based upon the number of shares (or securities convertible into or exchangeable for shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

          (d) if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of shares of:

               (i) shares of any class other than common shares whether of the Company or any other corporation (other than shares distributed to holders of shares as dividends paid in the ordinary course as stock dividends);

               (ii) rights,  options  or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof);

               (iii)  evidences  of  indebtedness;  or

               (iv) cash,  securities  or  other  property or assets (other than cash  dividends  paid  in  the  ordinary  course);

               then, in each such case, the number of shares obtainable on the exercise of a Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the number of shares theretofore obtainable on the exercise of the Warrants in effect on such record date by a fraction, of which the denominator shall be the total number of shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of shares outstanding on such record date multiplied by such Current Market Price. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the number of shares obtainable upon the exercise of a Warrant will then be readjusted to the number of shares obtainable upon the exercise of a Warrant which would then be in effect if such record date had not been fixed or to the number of shares obtainable upon the exercise of a Warrant which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be; and

          (e) the adjustments provided for in this Article 4 in the subscription rights pursuant to any Warrants are cumulative.

     (2) Any adjustment to the number of shares or other classes of shares in the capital of the Company or securities or property which a Warrant Holder is entitled to receive upon the exercise of the Warrants (the "Exchange Basis") shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction the numerator of which shall be the Exchange Basis prior to the adjustment and the denominator of which shall be the Exchange Basis after the adjustment.


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

Section  4.08  -  Determination  of  Adjustments
                  ------------------------------

If  any  questions  arise  with  respect to the adjustments provided for in this
Article 4, such question will be conclusively determined by the Company's Auditors, or, if they decline to act any other firm of nationally recognized Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holders of the Warrants.


Section  4.09  -  Postponement  of  Subscription
                  ------------------------------

In any case in which this Article 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

     (a) Issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares issuable upon such exercise by reason of the adjustment required by such event, and

     (b) Delivering to such Holder any distributions declared with respect to such additional shares after such Exercise Date and before such event;

provided, however, that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of shares purchasable on the exercise of any Warrant to such distributions declared with respect to any additional shares issuable on the exercise of any Warrant.


Section  4.10  -  Notice  of  Adjustment
                  ----------------------

     (a) At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of shares which are purchasable upon the exercise thereof, or such longer period of notice as the Company shall be required to provide holders of shares in respect of any such event, the Company shall give notice to the Warrant Holders by way of a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

     (b)  In  case  any  adjustment  for which a notice in subsection 4.10(a) of



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

          this Section 4.10 has been given is not then determinable the Company shall promptly after such adjustment is determinable, give notice to the Warrant Holders of the adjustment and the computation of such adjustment.


Section  4.11  -  Securities  Restrictions;  Legends
                  ----------------------------------

Notwithstanding any provision to the contrary contained in this Share Purchase Warrant Certificate, no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates representing the Shares thereby issued will bear such legends as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares are listed, provided that if, at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his or her expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel of recognized standing satisfactory to the Company to the effect that such holder is entitled to sell or otherwise transfer such securities in a transaction in which such legends are not required), such legended certificates may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legends.



                     ARTICLE FIVE - COVENANTS BY THE COMPANY
                     ---------------------------------------


Section  5.01  -  General  Covenants
                  ------------------

The Company covenants to the Holders that so long as any Warrants remain outstanding:

     (a) it will allot, reserve and keep available a sufficient number of shares for the purpose of enabling it to satisfy its obligations to issue common shares upon the exercise of the Warrants;

     (b) it will cause the shares and the certificates representing the shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the certificates representing the Warrants and the respective terms hereof;



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

     (c) all shares which shall be issued upon exercise of the right to acquire provided for herein and in the certificates representing the Warrants shall be fully paid and non-assessable;

     (d) it will maintain its corporate existence, carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, keep or cause to be kept proper books of account in accordance with applicable law;

     (e) it will ensure that all shares outstanding or issuable from time to time (including without limitation the shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the TSX Venture Exchange and/or the NASD Over-the-Counter Bulletin Board; and

     (f) it will maintain its status as a reporting issuer in British Columbia (and such other provinces in which the Company may become a reporting issuer).



                    ARTICLE SIX - MEETING OF WARRANT HOLDERS
                    ----------------------------------------


Section  6.01  -  Right  to  Convene  Meeting
                  ---------------------------

     (a) The Company may at any time and from time to time, and will on receipt of a Warrant Holder's Request convene a meeting of the Warrant Holders.

     (b) If the Company fails within 15 days after receipt of such Warrant Holder's request and indemnity to give notice convening a meeting, such Warrant Holders may convene such meeting.

     (c) Every such meeting will be held in the City of Vancouver, Province of British Columbia, unless required by law to be held elsewhere.


Section  6.02  -  Notice
                  ------

At least 30 days' notice of any meeting will be given by the Company to the Warrant Holders. Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.


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

Section  6.03  -  Chairman
                  --------

Some person nominated in writing by the Company will be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy will choose some person present to be Chairman.


Section  6.04  -  Quorum
                  ------

Subject to the provisions of Section 6.12, at any meeting of the Warrant Holders a quorum will consist of Warrant Holders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of the class, provided that at least two persons entitled to vote are personally present. If a quorum of the Warrant Holders is not present within half-an-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrant Holders, or on a Warrant Holder's request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is a non-business day, in which case it will be adjourned to the next following business day) at the same time and place. At the adjourned meeting the Warrant Holders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all of the then outstanding Warrants.


Section  6.05  -  Power  to  Adjourn
                  ------------------

The Chairman of any meeting at which a quorum of the Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.


Section  6.06  -  Show  of  Hands
                  ---------------

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority will be conclusive evidence of the fact.


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

Section  6.07  -  Poll
                  ----

On any question submitted to a meeting and after a vote by show of hands, when demanded by the Chairman or by one or more of the Warrant Holders acting in person or by proxy and entitled to purchase in the aggregate at least 5% of the aggregate number of shares which could be purchased pursuant to all the Warrants for the time being outstanding, a poll will be taken in such manner as the Chairman will direct. Questions other than extraordinary resolutions will be decided by a majority of the votes cast on the poll.


Section  6.08  -  Voting
                  ------

On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders or both, will have one vote. On a poll each Warrant Holder present in person or represented by proxy duly appointed by instrument in writing will be entitled to one vote in respect of each share which he is entitled to purchase pursuant to the Warrant or Warrants then held by him. A proxy need not be a Warrant Holder.


Section  6.09  -  Regulations
                  -----------

The Company may from time to time make or vary such regulations as it will think fit:

     (a) for the issue of voting certificates by any bank, trust company or other depository, certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate will entitle the Holders to be present and vote at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Warrants specified therein;

     (b) for the deposit of voting certificates or instruments appointing proxies at such place and time as the Company or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

     (c) for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held, and enabling particulars of such voting certificates or instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Company at the place where the same is to be held, and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

     (d)  for  the  form  of  the  instrument  of  proxy.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Save as such regulations may provide, the only persons who will be recognized at any meeting as the Holder of any Warrants, or as entitled to vote or be present at the meeting in respect thereof, will be the registered holders of such Warrants.


Section  6.10  -  Company  May  Be  Represented
                  -----------------------------

The Company, by its officers and Directors and the legal advisors of the Company, may attend any meeting of the Warrant Holders, but will have no vote as such.


Section  6.11  -  Powers  Exercisable  by  Extraordinary  Resolution
                  --------------------------------------------------

In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant Holders at a meeting will have the following powers, exercisable from time to time by extraordinary resolution:

     (a) to enforce any of the covenants on the part of the Company contained in the Warrants, or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution, or to refrain from enforcing any such covenant or right;

     (b) to waive any default on the part of the Company in complying with any provision hereof either conditionally or upon any conditions specified in such extraordinary resolution; and

     (c) to consent to any amendment of the provisions of these Terms and Conditions.


Section  6.12  -  Meaning  of  "Extraordinary  Resolution"
                  ----------------------------------------

     (a) The Expression "extraordinary resolution" when used herein means, subject as hereinafter in this Section and in Section 6.15 provided, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose, and held in accordance with the provisions in this Article contained at which there are present, in person or by proxy, Warrant Holders entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants, and passed by the affirmative votes of Warrant

          Holders entitled to purchase not less than 66 2/3% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

     (b) If, at any such meeting called for the purpose of passing an extraordinary resolution, Warrant Holders entitled to purchase 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's
          Request, will be dissolved, but in any other case it will stand adjourned and the provisions of Section 6.04 will mutatis mutandis apply.


Section  6.13  -  Powers  Cumulative
                  ------------------

Any one or more of the powers or any combination of the powers to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.


Section  6.14  -  Minutes
                  -------

Minutes of all resolutions and proceedings at every such meeting will be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrant Holders, will be prima facie evidence of the matters stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed or proceedings taken, to have been duly passed and taken.


Section  6.15  -  Binding  Effect  of  Resolutions
                  --------------------------------

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders will be binding upon all Warrant Holders.

Section  6.16  -  Status  of  Warrant  Holders
                  ----------------------------

The Holders of Warrants of a particular class will not be entitled as such to attend or vote at a meeting of the Holders of Warrants of another class, and any action taken at a meeting of the Holders of Warrants of a particular class will in no way affect the rights of the Holders of the Warrants of another class.


Section  6.17  -  Instruments  in  Writing
                  ------------------------

All actions which may be taken and all powers that may be exercised by the Warrant Holders at a meeting held as provided in this Article may also be taken and exercised by Warrant Holders holding at least two-thirds of the aggregate number of Warrants then outstanding by an instrument in writing signed in one or more counterparts by such Warrant Holders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in these Terms and Conditions shall include an instrument so signed.


Section  6.18  -  Binding  Effect  of  Resolutions
                  --------------------------------

Except as otherwise provided herein, every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders shall be binding upon all the Warrant Holders, whether present at or absent from such meeting, and every instrument in writing signed by Warrant Holders in accordance with Section 6.17 shall be binding upon all the Warrant Holders, whether signatories thereto or not, and each and every Warrant Holder shall be bound to give effect accordingly to every such resolution and instrument in writing.



            ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS
            ---------------------------------------------------------


Section  7.01  -  Modification  of  Terms  for  Certain  Purposes
                  -----------------------------------------------

From time to time the Company may, and it will, when so directed by these presents, modify these Terms and Conditions, for any one or more or all of the following purposes:

     (a)  giving  effect  to  any extraordinary resolution passed as provided in
          Article  6;

     (b) adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations, and making any modification in the form of the Warrants which does not affect their substance;

     (c) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein if the Company has received an opinion of its legal counsel that the rights of the Warrant Holders will not be prejudiced thereby; and

     (d) to evidence any succession of any Company and the assumption by any successor of the covenants of the Company and in the Warrants contained as provided in this Article.


Section  7.02  -  No  Extension  of  Expiry  Date
                  -------------------------------

Notwithstanding Section 7.01, no modification will be made to the Time of Expiry without the prior consent of each of the TSX Venture Exchange and the British Columbia Securities Commission.


Section  7.03  -  Company  May  Consolidate,  etc.  on  Certain  Terms
                  ----------------------------------------------------

Nothing will prevent any consolidation, amalgamation or merger of the Company with or into any other company or companies, but the company formed by such consolidation or into which such merger will have been made will be a company organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and will, simultaneously with such consolidation, amalgamation or merger assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.


Section  7.04  -  Successor  Company  Substituted
                  -------------------------------

In case the Company is consolidated, amalgamated or merged with or into any other company or companies, the successor company formed by such consolidation or amalgamation, or into which the Company will have been merged, will succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation or merger.


Section  7.05  -  Notice  to  the  Company
                  ------------------------

     (a) Unless herein otherwise expressly provided, any notice to be given hereunder to the Company shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

       To  the  Company: Stockgroup  Information  Systems  Inc.
                         #500  -  750  W.  Pender  Street
                         Vancouver,  British  Columbia  V6C  2T7
                         Fax:  (604)  331-1194

                         Attention:   Mr.  Marcus  New
                         -----------------------------


       With a copy to:   Devlin  Jensen
                         Suite  2550,  555  West  Hastings  Street
                         Vancouver,  BC  V6B  4N5
                         Fax:  (604)  684-0916

                         Attention:   Mr.  Peter  Jensen
                         -------------------------------

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the date of the postmark on such notice or, if telecopied, on the next business day following the date of transmission provided that its contents are transmitted and received completely and accurately.

     (b) The Company may from time to time notify the Warrant Holders of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company for all purposes of these Warrant terms.


Section  7.06  -  Notice  to  Warrant  Holders
                  ----------------------------

     (a) Any notice to the Warrant Holders under the provisions of these Terms and Conditions shall be valid and effective if delivered or sent by telecopy or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth business day following the date of the posting of such notice or, if telecopied, on the next business day following the date of transmission provided that its contents are transmitted and received completely and accurately.

     (b) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Holders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Warrant Holders or if delivered to the address for such Warrant Holders contained in the register of Warrants maintained by the Company, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.


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